Exhibit 10.16

EXECUTION VERSION

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Agreement”) dated as of June 16, 2011 is made by and among RPC, INC., a Delaware corporation (the “Borrower”), BANK OF AMERICA, N.A., in its capacity as administrative agent for the Lenders (as defined in the Credit Agreement referred to below) (in such capacity, the “Administrative Agent”), and as Swing Line Lender and L/C Issuer, each of the Lenders under such Credit Agreement signatory hereto, and each of the Subsidiary Loan Parties (as defined in the Credit Agreement) signatory hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, and the Lenders have entered into that certain Credit Agreement dated as of August 31, 2010 (as hereby amended and as from time to time further amended, modified, supplemented, restated, or amended and restated, the “Credit Agreement”; capitalized terms used in this Agreement not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement), pursuant to which the Lenders have made available to the Borrower a revolving credit facility, including a letter of credit facility and a swing line facility; and

WHEREAS, each of the Subsidiary Loan Parties has entered into a Subsidiary Guaranty pursuant to which it has guaranteed the payment and performance of the obligations of the Borrower under the Credit Agreement and the other Loan Documents; and

WHEREAS, the Borrower has advised the Administrative Agent and the Lenders that the Borrower desires to amend certain provisions of the Credit Agreement, as set forth below, and the Administrative Agent and the Lenders signatory hereto are willing to agree to such amendments on the terms and conditions contained in this Agreement;

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.         Amendments to Credit Agreement.  Subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

(a)       The following definitions are hereby added to Section 1.01 of the Credit Agreement, each in the appropriate alphabetical order therein:

“Amendment No. 1” means that certain Amendment No. 1 to Credit Agreement dated as of the Amendment No. 1 Effectiveness Date among the Borrower, the Subsidiary Loan Parties party thereto, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and the Lenders party thereto. “Amendment No. 1 Effectiveness Date” means June 16, 2011.

    (b)       The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Applicable Rate” means the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.01(c):

Applicable Rate
Pricing Level	Consolidated Leverage Ratio	Commitment Fee	Eurodollar Rate + –––––––––– Letters of Credit	Base Rate +
1	< 0.50:1	0.25%	1.25%	0.25%
2	> 0.50:1 but < 1.00:1	0.25%	1.50%	0.50%
3	> 1.00:1 but < 1.50:1	0.30%	1.75%	0.75%
4	> 1.50:1 but < 2.00:1	0.30%	2.00%	1.00%
5	> 2.00:1	0.35%	2.25%	1.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.01(c); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.  The Applicable Rate in effect from the Amendment No. 1 Effectiveness Date through the first Business Day immediately following the date the Compliance Certificate is delivered for the Fiscal Quarter ending nearest to June 30, 2011 shall be determined based upon Pricing Level 1, provided that, if such Compliance Certificate is not delivered when due, Pricing Level 5 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the date on which such Compliance Certificate is delivered.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

(c)       The definition of “Change in Law” in Section 1.01 of the Credit Agreement is hereby amended by adding the following at the end of such definition prior to the period:

; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued

   (d)       Section 2.15 is amended by adding the following after “$50,000,000” in the fourth line thereof:

plus the amount, if any, by which the Aggregate Commitments have been reduced as the result of any termination of the Commitment of any Lender pursuant to Section 10.13.

(e)       For purposes of clarification, the first sentence of Section 5.14 is amended by adding “as of the Closing Date” after “sets forth” in the first line thereof.

(f)        Section 7.05 of the Credit Agreement is hereby amended:

(i) by deleting “$50,000,000” in clause (iii)(y)(a) of such Section and inserting “$100,000,000” in lieu thereof; and

(ii) to correct a typographical error by adding “Consolidated” before “Net Income” in clause (iii)(y)(b) of such Section.

    (g)       Section 10.13 is amended and restated in its entirety to read as follows:

10.13      Replacement of Lenders; Termination of Commitments.

(a)           If (i) any Lender requests compensation under Section 3.04, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (iii) any Lender is a Defaulting Lender, or (iv) any Lender fails to approve any amendment, waiver or consent requested by the Borrower pursuant to Section 10.01 that has received the written approval of not less than the Required Lenders but also requires the approval of such Lender, then the Borrower may elect, by delivering written notice to such Lender and the Administrative Agent, to either replace such Lender at its sole expense and effort in accordance with subsection (b) below or, solely in the case of clauses (i), (ii) or (iv) above, terminate all of the Commitments of such Lender in accordance with subsection (c) below.

(b)           If the Borrower elects to replace a Lender in accordance with subsection (a) above, such Lender shall be required to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), within 10 Business Days after receipt by such Lender of the Borrower’s written notice of such election, all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee identified by the Borrower that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)           the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);

(ii)           such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(iii)           in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(iv)           in the case of any such assignment resulting from the refusal of a Lender to approve a requested amendment, waiver or consent, the Person to whom such assignment is being made has agreed to approve such amendment, waiver or consent; and

(v)           such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

(c)           If the Borrower elects to terminate the Commitments of a Lender in accordance with subsection (a)(i), (ii) or (iv) above, all of the Commitments of such Lender shall be terminated immediately (with the Aggregate Commitments reduced in a like amount on a non-pro rata basis) upon the later of (i) the date of the receipt by the Administrative Agent and such Lender of the Borrower’s written notice of such election and (ii) the date that the Borrower has repaid all outstanding principal of its Loans and L/C Advances of such Lender, together with accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) (which payments may be applied to the Loans, interest, fees and other obligations of such Lender on a non-pro rata basis with payments made to the other Lenders, notwithstanding the provisions of Section 2.13 to the contrary); provided, that the Borrower may not terminate the Commitments of a Lender pursuant to this subsection (c) if, after giving effect to such termination and the repayment of Loans of such Lender required hereby, the Total Outstandings minus the amount of any Cash Collateral that the Borrower has provided to secure outstanding L/C Obligations prior to or concurrently with such termination would exceed the Aggregate Commitments.

2.         Conditions Precedent.  The effectiveness of this Agreement and the effectiveness of the amendments to the Credit Agreement provided herein are subject to the satisfaction of the following conditions precedent:

(a)       the Administrative Agent shall have received counterparts of this Agreement, duly executed by the Borrower, each Subsidiary Loan Party, the Administrative Agent and each Lender;

(b)       The Borrower shall have paid to the Administrative Agent for the account of each Lender party hereto an amendment fee equal to 0.10% times each such Lender’s Commitment as of the date hereof, which amendment fee shall be fully earned as of the date hereof and shall be nonrefundable; and

(c)       all other fees and expenses payable to the Administrative Agent, Arrangers and Lenders (including the fees and expenses of counsel to the Administrative Agent) accrued to date shall have been paid in full to the extent invoiced prior to the date hereof, but without prejudice to the later payment of accrued fees and expenses not so invoiced.

3.         Consent of the Subsidiary Loan Parties.  Each Subsidiary Loan Party hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects the Subsidiary Guaranty Agreement to which such Subsidiary Loan Party is a party (including without limitation the continuation of such Subsidiary Loan Party’s payment and performance obligations thereunder upon and after the effectiveness of this Agreement and the amendments contemplated hereby) and the enforceability of such Subsidiary Guaranty Agreement against such Subsidiary Loan Party in accordance with its terms.

4.         Representations and Warranties.  In order to induce the Lenders party hereto to enter into this Agreement, each Loan Party represents and warrants to the Administrative Agent and the Lenders as follows:

(a)       The representations and warranties made by or with respect to each Loan Party in Article V of the Credit Agreement and in each of the other Loan Documents to which such Loan Party is a party are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date in which case they are true and correct as of such earlier date;

(b)       The Persons appearing as Subsidiary Loan Parties on the signature pages to this Agreement constitute all Persons who are required to be Subsidiary Loan Parties pursuant to the terms of the Credit Agreement and the other Loan Documents, including without limitation all Persons who became Material Domestic Subsidiaries or were otherwise required to become Subsidiary Loan Parties after the Closing Date, and each such Person has executed and delivered a Subsidiary Guaranty Joinder Agreement;

(c)       This Agreement has been duly authorized, executed and delivered by the Borrower and Subsidiary Loan Parties party hereto and constitutes a legal, valid and binding obligation of each such party, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and

(d)       No Default or Event of Default has occurred and is continuing either immediately prior to or immediately after the effectiveness of this Agreement.

5.         Entire Agreement.  This Agreement, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter.  No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and not one of them has relied on any such promise, condition, representation or warranty.  Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof.  None of the terms or conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise, except as permitted pursuant to Section 10.01 of the Credit Agreement.

6.         Full Force and Effect of Agreement.  After giving effect to this Agreement and the amendments contained herein, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects by each party hereto and shall be and remain in full force and effect according to their respective terms.

7.         Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic delivery (including by .pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.

8.         Governing Law.  This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Georgia applicable to contracts executed and to be performed entirely within such State, and shall be further subject to the provisions of Section 10.14 of the Credit Agreement.

9.         Enforceability.  Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

10.       References.  All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as amended and modified hereby and as further amended, supplemented or otherwise modified from time to time in accordance with the terms of the Credit Agreement.

11.       Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each of the Subsidiary Loan Parties and Lenders, and their respective successors, legal representatives and assignees to the extent such assignees are permitted assignees as provided in Section 10.06 of the Credit Agreement.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWER:

RPC, INC.

By:	/s/ Richard A. Hubbell
Name:	Richard A. Hubbell
Title:	President

SUBSIDIARY LOAN PARTIES:

BRONCO OILFIELD SERVICES, INC., a Delaware corporation
CUDD PRESSURE CONTROL, INC., a Delaware corporation
CUDD PUMPING, INC., a Delaware corporation
PATTERSON SERVICES, INC., a Delaware corporation
THRU TUBING SOLUTIONS, INC., a Delaware corporation

By:	/s/ Richard A. Hubbell
Name:	Richard A. Hubbell
Title:	President

RPC, Inc. Amendment No. 1 to Credit Agreement
Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kristine Thennes
Name:	Kristine Thennes
Title:	Vice President

RPC, Inc. Amendment No. 1 to Credit Agreement
Signature Page

LENDERS:

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ John G. Taylor
Name:	John G. Taylor
Title:	Senior Vice President

RPC, Inc. Amendment No. 1 to Credit Agreement
Signature Page

SUNTRUST BANK, as a Lender and L/C Issuer

By:	/s/ Gregory C. Magnuson
Name:	Gregory C. Magnuson
Title:	Vice President

RPC, Inc. Amendment No. 1 to Credit Agreement
Signature Page

REGIONS BANK, as a Lender

By:	/s/ Olesya Wagoner
Name:	Olesya Wagoner
Title:	Vice President

RPC, Inc. Amendment No. 1 to Credit Agreement
Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Brian L. Martin
Name:	Brian L. Martin
Title:	Senior Vice President

RPC, Inc. Amendment No. 1 to Credit Agreement
Signature Page

BRANCH BANKING & TRUST COMPANY, as a Lender

By:	/s/ Bradley B. Sands
Name:	Bradley B. Sands
Title:	Assistant Vice President

RPC, Inc. Amendment No. 1 to Credit Agreement
Signature Page

RBC BANK (USA), as a Lender

By:	/s/ James R. Pryor
Name:	James R. Pryor
Title:	Authorized Signatory

RPC, Inc. Amendment No. 1 to Credit Agreement
Signature Page

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jessica L. Fabrizi
Name:	Jessica L. Fabrizi
Title:	Assistant Vice President

RPC, Inc. Amendment No. 1 to Credit Agreement
Signature Page

FIRST COMMERCIAL BANK, A DIVISION OF SYNOVUS BANK, as a Lender

By:	/s/ Kelly Peace
Name:	Kelly Peace
Title:	Vice President

RPC, Inc. Amendment No. 1 to Credit Agreement
Signature Page